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                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Brantley Capital Corporation (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tab A. Keplinger, Chief Financial Officer of Brantley Capital Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ Tab A. Keplinger
                                        ----------------------------------
                                        Tab A. Keplinger
                                        Chief Financial Officer
                                        May 15, 2003



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to Brantley Capital Corporation and will be retained by Brantley Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.